As filed with the Securities and Exchange Commission on March 13, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MARIS-TECH LTD.

(Exact name of registrant as specified in its charter)

Israel	Not Applicable
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

2 Yitzhak Modai Street
Rehovot, Israel 7608804
Tel: +972.72.2424022
(Address and Telephone Number of Registrant’s Principal Executive Offices)

Puglisi & Associates

850 Library Ave., Suite 204

Newark, DE 19711

Tel: 302.738.6680

(Name, Address, and Telephone Number of Agent for Service)

Copies to:

Oded Har-Even, Esq. Angela Gomes, Esq. Ilana Levin, Esq.	Reut Alfiah, Adv. Gal Cohen, Adv.
Sullivan & Worcester LLP 1633 Broadway New York, NY 10019 Tel: 212.660.3000	Sullivan & Worcester Tel Aviv (Har-Even & Co.) 28 HaArba’a St. HaArba’a Towers, North Tower, 35th Floor Tel-Aviv, Israel 6473925 T +972.74.758.0480

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards † provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell securities and it is not soliciting an offer to buy securities in any state where the offer or sale is not permitted.

PROSPECTUS	SUBJECT TO COMPLETION	DATED MARCH 13, 2026

$100,000,000

Maris-Tech Ltd.

Ordinary Shares

Warrants to purchase Ordinary Shares

Units

We may offer and sell from time to time in one or more offerings up to the aggregate amount of $100,000,000 of our ordinary shares, no par value per share, or the Ordinary Shares, warrants to purchase Ordinary Shares or units comprising a combination of Ordinary Shares and warrants. We refer to the Ordinary Shares, the warrants, the units and the Ordinary Shares issued or issuable upon exercise of the warrants, collectively, as the securities. Each time we sell securities pursuant to this prospectus, we will provide in a supplement to this prospectus the price and any other material terms of any such offering. We may also authorize one or more free writing prospectuses to be provided to you in connection with each offering. Any prospectus supplement and related free writing prospectuses may also add, update or change information contained in the prospectus. You should read this prospectus, any applicable prospectus supplement and related free writing prospectuses, as well as the documents incorporated by reference or deemed incorporated by reference into this prospectus, carefully before you invest in the securities.

Our Ordinary Shares are listed on the Nasdaq Capital Market, or Nasdaq, under the symbol “MTEK”. Warrants to purchase Ordinary Shares issued as part of our initial public offering, or the IPO Warrants, are also listed on Nasdaq under the symbol “METKW”. On March 12, 2026, the last reported sale price of our Ordinary Shares and IPO Warrants on Nasdaq was $1.55 per share and $0.191 per warrant, respectively.

On March 12, 2026, the aggregate market value of our Ordinary Shares held by non-affiliates was approximately $10,063,980, based on 8,976,315 Ordinary Shares outstanding and 6,492,890 shares held by non-affiliates and a per share price of $1.55 based on the closing sale price of our Ordinary Shares on March 12, 2026. We have not offered any securities pursuant to General Instruction I.B.5 on Form F-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus.

We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and are subject to reduced public company reporting requirements.

Investing in the securities involves a high degree of risk. Risks associated with an investment in the securities will be described in any applicable prospectus supplement and are and will be described in certain of our filings with the Securities and Exchange Commission, or SEC, as described in “Risk Factors” beginning on page 3.

The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers, or through a combination of such methods, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of the securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of the securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission, or the SEC, nor any state or other foreign securities commission has approved nor disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2026

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell from time to time in one or more offerings up to the aggregate amount of $100,000,000 of our Ordinary Shares, warrants or units comprising a combination of Ordinary Shares and warrants. We refer to the Ordinary Shares, the warrants, the units and the Ordinary Shares issued or issuable upon exercise of the warrants, collectively, as the securities.

Each time we sell securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of such offering. We may also authorize one or more free writing prospectuses to be provided to you in connection with such offering. The prospectus supplement and any related free writing prospectuses may also add, update or change information contained in this prospectus. You should read carefully both this prospectus, the applicable prospectus supplement, the documents incorporated by reference into this prospectus and any related free writing prospectus together with additional information described below under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” before buying the securities being offered.

This prospectus does not contain all of the information provided in the registration statement that we filed with the SEC. For further information about us or the securities, you should refer to that registration statement, which you can obtain from the SEC as described below under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus, a prospectus supplement and related free writing prospectuses. Neither we, nor any agent, underwriter or dealer has authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement or related free writing prospectuses is accurate on any date subsequent to the date set forth on the front of the document or that any information that we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

For investors outside the United States: We have not done anything that would permit an offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities described herein and the distribution of this prospectus outside the United States.

In this prospectus, “we,” “us,” “our,” the “Company” and “Maris” refer to Maris-Tech Ltd.

All trademarks or trade names referred to in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus are referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend the use or display of other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Our reporting currency and functional currency is the U.S. dollar. Unless otherwise expressly stated or the context otherwise requires, references in this prospectus to “NIS” are to New Israeli Shekels, and references to “dollars” or “$” are to U.S. dollars.

This prospectus includes statistical, market and industry data and forecasts which we obtained from publicly available information and independent industry publications and reports that we believe to be reliable sources. These publicly available industry publications and reports generally state that they obtain their information from sources that they believe to be reliable, but they do not guarantee the accuracy or completeness of the information. Although we believe that these sources are reliable, we have not independently verified the information contained in such publications.

We report our financial statements in accordance with generally accepted accounting principles in the United States, or U.S. GAAP.

ABOUT OUR COMPANY

We are a business-to-business approach, or B2B, provider of video and artificial intelligence, or AI, based edge computing technology, pioneering intelligent video transmission solutions that conquer complex video processing challenges. Our miniature, lightweight, and low-power products deliver high-performance capabilities including raw data processing, seamless transfer, advanced image processing, and AI-driven analytics. Founded by Israeli technology-sector veterans, we serve leading manufacturers worldwide in defense, aerospace, intelligence gathering, homeland security, or HLS, unmanned vehicles and drones, smart city and communication industries as well as governmental agencies and defense-end customers.

For the professional markets, we provide a range of customizable, low-power, miniature solutions that feature enriched video and audio hardware with integrated embedded firmware. We offer original equipment manufacturer, or OEM, as well as final products for applications requiring complex and high- performance video and audio processing, streaming, recording, debriefing and analytics functionalities. Our products are mainly designed for unmanned aerial/ground/maritime platforms, miniature drones, observation systems and any other remote video-controlled platforms used for intelligence, surveillance, analysis and investigation. Our products, which are further described below, are already deployed worldwide in unmanned platforms, observation systems, situational awareness, law-enforcement, public-safety, defense, intelligence and other appliances. Our customers include leading electro optical payload, radio frequency, or RF, datalink and unmanned platforms manufacturers as well as other large defense, HLS and communication companies.

For the civilian and home security market, we provide both off the shelf and customizable miniature, low power, cloud-based video and audio streaming and recording solutions used for home security, autonomous vehicle and various other applications.

Corporate Information

We are an Israeli corporation based in Rehovot, Israel. We were incorporated in Israel in 2008 under the name “Maris Technologies Marketing Ltd.” On November 4, 2020, we changed our name to “Maris-Tech Ltd.”

Our principal executive offices are located at 2 Yitzhak Modai Street, Rehovot, Israel 7608804. Our telephone number in Israel is 972.72.2424022. Our website address is www.maris-tech.com. The information contained on, or that can be accessed through, our website is not part of this prospectus or the registration statement of which it forms a part. We have included our website address in this prospectus solely as an inactive textual reference.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, or the Securities Act, as modified by the JOBS Act. As such, we are eligible to, and intend to, take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not “emerging growth companies” such as not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act. We could remain an “emerging growth company” for up to five years, or until the earliest of (a) the last day of the first fiscal year in which our annual gross revenues exceeds $1.235 billion, (b) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of our Ordinary Shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (c) the date on which we have issued more than $1 billion in nonconvertible debt during the preceding three-year period.

We are a foreign private issuer as defined by the rules under the Securities Act and the Exchange Act. Our status as a foreign private issuer also exempts us from compliance with certain laws and regulations of the SEC and certain regulations of Nasdaq, including the proxy rules, the short-swing profits recapture rules, and certain governance requirements such as independent director oversight of the nomination of directors and executive compensation. In addition, we are not required to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. domestic companies registered under the Exchange Act.

RISK FACTORS

Investing in our securities involves risks. Please carefully consider the risk factors described in our periodic reports filed with the SEC, including those set forth under the caption “Item 3. Key Information - D. Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2024 or any updates in our Reports of Foreign Private Issuer on Form 6-K, which are incorporated by reference into this prospectus, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also impair our business operations. If any of these risks actually occur, our business, financial condition, operating results or cash flows could be materially adversely affected. This could cause the trading price of our securities to decline, and you may lose all or part of your investment. The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus.

Risks Related to Our Operations in Israel

Our principal executive offices, most of our research and development activities and other significant operations are located in Israel and, therefore, our results may be adversely affected by political, economic and military instability in Israel, including Israel’s ongoing multi-front conflicts with terrorist groups and regional actors such as Iran.

We are incorporated under Israeli law and our executive offices, corporate headquarters and principal research and development facilities are located in Israel. In addition, most of our officers and directors are residents of Israel. Accordingly, political, economic, military and security conditions in Israel and the surrounding region may directly affect our business. Any conflicts, political instability, terrorism, cyberattacks or other hostilities involving Israel, or the interruption or curtailment of trade between Israel and its present trading partners, could adversely affect our operations. Ongoing or renewed hostilities in the Middle East or other Israeli political or economic factors could harm our operations.

In October 2023, Hamas carried out attacks against Israel that resulted in a large-scale military conflict between Israel and Hamas in the Gaza Strip. Since that time, hostilities in the region have broadened and tensions across multiple fronts have increased, including periodic confrontations along Israel’s northern border with Hezbollah and continued activity by Iran-aligned groups in the region, such as the Houthi movement in Yemen. For example, attacks on commercial vessels in the Red Sea have disrupted certain global shipping routes and could lead to delays or diversions in the transportation of goods.

Regional tensions have also involved direct confrontation between Israel and Iran. In 2024, Iran launched direct attacks on Israel involving drones and missiles, and regional tensions increased as a result. In June 2025, Israel and Iran experienced a limited period of direct confrontation following Israeli strikes on military and nuclear-related infrastructure in Iran. During this period, the United States also conducted air strikes against certain Iranian nuclear facilities, and Iran retaliated against U.S. interests in the region. The confrontation resulted in heightened security conditions and temporary disruptions to transportation and commercial activity, including intermittent closures of Israeli and regional airspace.

More recently, in February 2026, hostilities between Israel and Iran escalated again. In late February 2026, Israel, together with the United States, conducted a major joint military campaign involving air and missile strikes against targets in Iran. These actions triggered a broad Iranian response and contributed to significant regional instability. The situation remains highly fluid, and we are unable to predict when, or on what terms, this escalation will be resolved.

Further escalation, whether involving direct confrontation between Israel and Iran or through regional proxy groups, could result in additional mobilization of reserve personnel, restrictions on movement or commerce, damage to infrastructure, supply chain interruptions, disruptions to global energy markets and heightened cybersecurity threats. Any of the foregoing could materially and adversely affect our operations, financial condition and results of operations, particularly if disruptions are prolonged or recur.

In connection with the ongoing regional conflicts, Israeli military reservists have been called up to perform military service. 2 of our employees have been called up as of March 12, 2026. Additional employees may also be called up for service and may be absent for extended periods of time. As a result, our operations could be disrupted by such absences, which in turn could materially and adversely affect our business, prospects, financial condition and results of operations.

In addition, in the past the State of Israel and Israeli companies have been subjected to economic boycotts. Several countries still restrict business with the State of Israel and with Israeli companies. These restrictive laws and policies may have an adverse impact on our operating results, financial condition or the expansion of our business. A campaign of boycotts, divestment and sanctions has also been undertaken against Israel, which could adversely impact our business.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains, and any accompanying prospectus supplement will contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the Private Securities Litigation Reform Act of 1995. Also, documents that we incorporate by reference into this prospectus, including documents that we subsequently file with the SEC, contain and will contain forward-looking statements. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words “may,” “will,” “could,” “should,” “expect,” “anticipate” “objective,” “goal,” “intend,” “estimate,” “believe,” “project,” “plan,” “assume” or other similar expressions, or negatives of those expressions, although not all forward-looking statements contain these identifying words. All statements contained or incorporated by reference in this prospectus and any prospectus supplement regarding our objectives, plans and strategies, statements that contain projections of results of operations or of financial condition, expected capital needs and expenses, statements relating to the research, development, completion and use of our products, and all statements (other than statements of historical facts) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future.

Important factors that could cause actual results, developments, and business decisions to differ materially from those anticipated in these forward-looking statements include, among other things:

●	our ability to raise capital through the issuance of additional securities;

●	our ability to obtain loans and credit lines from banks;

●	our planned level of revenues and capital expenditures;

●	our belief that our financial position as of June 30, 2025 raises substantial doubt about our ability to fund our operations and satisfy our obligations for the next twelve months without obtaining additional funding;

●	our ability to market and sell our products;

●	our plans to continue to invest in research and development to develop technology for both existing and new products;

●	our plans to collaborate, or statements regarding the ongoing collaborations, with partner companies;

●	our ability to maintain our relationships with suppliers, manufacturers, and other partners;

●	our ability to maintain or protect the validity of our intellectual property;

●	our ability to retain key executive members;

●	our ability to internally develop and protect new inventions and intellectual property;

●	our ability to expose and educate the industry about the use of our products;

●	our expectations regarding our tax classifications;

●	how long we will qualify as an emerging growth company or a foreign private issuer;

●	interpretations of current laws and the passages of future laws;

●	general market, political and economic conditions in the countries in which we operate, including those related to regional instability and armed conflict in Israel and other parts of the Middle East; and

●	those factors referred to in “Item 3. Key Information — D. Risk Factors,” “Item 4. Information on the Company,” and “Item 5. Operating and Financial Review and Prospects,” as well as in our Annual Report on Form 20-F for the year ended December 31, 2024 generally.

You should not place undue reliance on our forward-looking statements because the matters they describe are subject to certain risks, uncertainties and assumptions, including in many cases decisions or actions by third parties, that are difficult to predict. Our forward-looking statements are based on the information currently available to us and speak only as of the date on the cover of this prospectus, the date of any prospectus supplement, or, in the case of forward-looking statements incorporated by reference, the date of the filing that includes the statement. Over time, our actual results, performance or achievements may differ from those expressed or implied by our forward-looking statements, and such difference might be significant and materially adverse to our security holders. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

We have identified some of the important factors that could cause future events to differ from our current expectations and they are described in this prospectus and supplements to this prospectus (if any) under the caption “Risk Factors,” “Use of Proceeds,” and elsewhere in this prospectus as well as in our Annual Report on Form 20-F for the year ended December 31, 2024, including without limitation under the captions “Risk Factors” and “Operating and Financial Review and Prospects,” and in other documents that we may file with the SEC, all of which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this prospectus, the documents incorporated by reference herein and any prospectus supplement.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and our capitalization as of June 30, 2025:

●	on an actual basis; and

●	on a pro forma basis to give effect to (i) the issuance of 46,767 Ordinary Shares since June 30, 2025 in connection with the exercise of options granted under the Company’s 2021 share option plan, or the 2021 Option Plan, and (iii) the issuance of 882,825 Ordinary Shares and pre-funded warrants to purchase up to 722,311 Ordinary Shares, or the Pre-Funded Warrants, in the Company’s registered direct offering completed in March 2026 and the receipt of approximately $2.0 million in net proceeds therefrom (and assuming full exercise of the Pre-Funded Warrants).

You should read this table in conjunction with our unaudited interim condensed consolidated financial statements as of and for the six months ended June 30, 2025 and our Management’s Discussion and Analysis of Financial Condition and Results of Operations for such period attached as Exhibits 99.1 and 99.2, respectively, to our Report of Foreign Private Issuer on Form 6-K filed with the SEC on September 26, 2025.

U.S. dollars in thousands	As of June 30, 2025 Actual*	As of June 30, 2025 Pro Forma*
Cash and cash equivalents	$2,769,901	$4,792,623
Total Assets	$7,986,799	$10,009,521
Total Liabilities	$4,475,580	$4,475,580
Ordinary Shares, no par value, 100,000,000 authorized, 8,167,438 issued and 8,046,723 outstanding, as of June 30, 2025; 9,819,341 issued and 9,698,626 outstanding, pro forma.
Share capital
Treasury shares	(119,536)	(119,536)
Additional paid in capital	$18,155,064	$20,177,786
Accumulated deficit	$(14,524,309)	$(14,524,309)
Total Shareholders’ equity:	$3,511,219	$5,533,941

*	Unaudited

The table above is based on 8,046,723 Ordinary Shares outstanding, as of June 30, 2025. This number excludes:

●	840,341 Ordinary Shares issuable upon the exercise of warrants issued to certain investors, advisors and service providers, with exercise prices ranging between $1.06 to $6.1248 per Ordinary Share;

●	722,311 Ordinary Shares issuable upon the exercise of pre-funded warrants issued in the Company’s March 2026 registered direct offering, each exercisable at an exercise price of $0.0001 per share;

●	120,715 Ordinary Shares held in treasury;

●	Ordinary Shares issuable upon conversion of the $2,000,000 aggregate principal amount of convertible promissory notes issued in November 2025, the number of which will depend on the applicable conversion price determined pursuant to the terms of such notes;

●	97,548 Ordinary Shares reserved for future issuance under the 2021 Option Plan; and

●	4,243,947 Ordinary Shares issuable upon the exercise of the IPO Warrants.

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of our securities in this offering for working capital and general corporate purposes. The amounts and timing of our actual expenditures will depend upon numerous factors, including the timing, scope, progress and results of our research and development efforts, regulatory and competitive environment and other factors that management believes are appropriate. Accordingly, our management will have broad discretion in applying the net proceeds of this offering. Pending application of the net proceeds for the purposes as described above, we may invest the net proceeds in a variety of capital preservation investments, including short-term, interest-bearing securities, and U.S. government securities.

DESCRIPTION OF SECURITIES

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below.

We may sell from time to time, in one or more offerings, Ordinary Shares, warrants to purchase Ordinary Shares or units comprising a combination of Ordinary Shares and warrants.

The total dollar amount of all securities that we may issue under this prospectus will not exceed $100,000,000. The actual price per share of the Ordinary Shares that we will offer, or per security of the securities that we will offer, pursuant hereto will depend on a number of factors that may be relevant as of the time of offer.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

As of March 12, 2026, our authorized share capital consists of 100,000,000 Ordinary Shares, of which 9,097,030 Ordinary Shares were issued and 8,976,315 shares were outstanding as of such date. All of our outstanding Ordinary Shares have been validly issued, fully paid and non-assessable. Our Ordinary Shares are not redeemable and are not subject to any preemptive right. Our Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “MTEK” since February 4, 2022.

As of March 12, 2026, we have issued and outstanding IPO Warrants to purchase an aggregate of 4,243,947 Ordinary Shares, with exercise price of $5.25 per Ordinary Share, and Representative’s Warrants to purchase up to 185,023 Ordinary Shares with exercise price of $5.25 per Ordinary Share. The IPO Warrants were issued as part of our initial public offering and are listed on Nasdaq under the symbol “MTEKW” since February 4, 2022.

In addition, as of March 12, 2026, we have issued and outstanding warrants to purchase an aggregate of 735,318 Ordinary Shares, with exercise prices ranging between $1.06 to $6.1248 per Ordinary Share and issued and outstanding pre-funded warrants to purchase up to 722,311 Ordinary Shares, each exercisable at an exercise price of $0.0001 per share.

As of March 12, 2026, we issued options to purchase an aggregate of 574,090 Ordinary Shares to certain employees, directors and consultants, under the 2021 Option Plan. Additional 177,143 Ordinary Shares are reserved for future issuance under the 2021 Option Plan.

As of March 12, 2026, we had issued and outstanding convertible promissory notes in an aggregate principal amount of $2,000,000, which are convertible into Ordinary Shares in accordance with their terms at a variable conversion price subject to a floor price.

Ordinary Shares

We may issue Ordinary Shares independently or together with any other securities offered by any prospectus supplement and the Ordinary Shares may be attached to or separate from those securities.

The following are summaries of material provisions of our amended and restated articles of association, or Articles, and the Israeli Companies Law 5759-1999, or the Companies Law, insofar as they relate to the material terms of our Ordinary Shares, and do not purport to be complete.

Rights Attached to Ordinary Shares

Our Ordinary Shares shall confer upon the holders thereof:

●	equal right to attend and to vote at all of our general meetings, whether regular or special, with each Ordinary Share entitling the holder thereof, which attend the meeting and participate at the voting, either in person or by a proxy or by a written ballot, to one vote;

●	equal right to participate in distribution of dividends, if any, whether payable in cash or in bonus shares, in distribution of assets or in any other distribution, on a per share pro rata basis; and

●	equal right to participate, upon our dissolution, in the distribution of our assets legally available for distribution, on a per share pro rata basis.

Directors

Under the Israeli Companies Law 5759-1999, or the Companies Law, the board of directors shall direct our policy and shall supervise the performance of our Chief Executive Officer and his actions. Our board of directors may exercise all powers that are not required under the Companies Law, or under our Articles to be exercised or taken by our shareholders.

Election of Directors

Our Articles provide for a staggered board of directors consisting of three classes of directors. Our directors are generally elected and/or re-elected by the Company’s general meeting and, other than under certain exceptions, serve in office until the third annual general meeting after the general meeting in which such director was appointed, in which such later annual general meeting the directors will be brought for re-election or replacement.

In each annual general meeting, the election or re-election of directors following the expiration of the term of office of the directors of that class of directors will be for a term of office that expires on the third annual general meeting following such election or re-election, such that each year the term of office of only one class of directors will expire, and all other directors whose service term lapsed shall be deemed to have been re-elected for a term until the next annual general meeting. The director to deemed to be re-elected is generally the director that served the longest period since its appointment or last re-election. If more than one director served the longest time, our board of directors will decide which of such directors will be brought for re-election at the relevant general meeting.

Annual and Special Shareholders Meetings

Under the Companies Law, we are required to hold an annual general meeting of our shareholders once every calendar year that must be held no later than 15 months after the date of the previous annual general meeting. All general meetings other than the annual meeting of shareholders are referred to in our Articles as special meetings. Our board of directors may call special meetings whenever it sees fit, at such time and place, within or outside of Israel, as it may determine. In addition, the Companies Law provides that our board of directors is required to convene a special meeting upon the written request of (i) any two of our directors or one-quarter of the members of our board of directors or (ii) one or more shareholders holding, in the aggregate, either (a) 5% or more of our outstanding issued shares and 1% or more of our outstanding voting power or (b) 5% or more of our outstanding voting power, or a Non Exempted Holding.

However, under an exemption applicable for Israeli companies whose shares are listed outside of Israel, or the Exemption Regulations, our board of directors shall convene a special meeting at the request of one or more shareholders holding at least ten percent (10%) of the issued and outstanding share capital instead of five (5%) in the past, and at least one percent (1%) of the voting rights in the company, or one or more shareholders holding at least ten percent (10%) of the voting rights in the company, provided that if the applicable law to companies incorporated in the country which the company is listed for trade, establishes a right to demand convening of such a meeting for those holding a percentage of holdings lower than ten percent (10%), then the Non Exempted Holding shall apply.

Under Israeli law, one or more shareholders holding at least 1% of the voting rights at the general meeting of shareholders may request that the board of directors include a matter on the agenda of the general meeting of shareholders to be convened in the future, provided that it is appropriate to discuss such matter at the general meeting of shareholders. However, under the Exemptions Regulations, one or more shareholders of an Israeli company whose shares are listed outside of Israel, may request the company’s board of directors to include a nomination of a candidate for a position on the board of directors or the termination of a director, as an item on the agenda of a future general meeting, provided that the shareholder holds at least 5% of the voting rights of the company.

Subject to the provisions of the Companies Law and the regulations promulgated thereunder, shareholders entitled to participate and vote at general meetings are the shareholders of record on a date to be decided by the board of directors, which according to the Companies Law may be between four (4) and sixty (60) days prior to the date of the meeting, as applicable according to the matters on the general meeting agenda. According to the Companies Law, resolutions regarding the following matters must be passed at a general meeting of our shareholders:

●	amendments to our Articles;

●	the exercise of our board of director’s powers by a general meeting if our board of directors is unable to exercise its powers and the exercise of any of its powers is required for our proper management;

●	appointment or termination of our auditors;

●	appointment of directors, including external directors (other than with respect to circumstances specified in our Articles);

●	approval of acts and transactions requiring general meeting approval pursuant to the provisions of the Companies Law (mainly certain related party transactions) and any other applicable law;

●	increases or reductions of our authorized share capital;

●	a merger (as such term is defined in the Companies Law); and

●	dissolution of the Company by the court, voluntary dissolution, or by voluntary dissolution in an expedited procedure.

Notices

Under our Articles, we are not required to give notice to our registered shareholders pursuant to the Companies Law, unless otherwise required by law. The Companies Law require that a notice of any annual or special shareholders meeting be provided at least 14 or 21 days (as applicable) prior to the meeting, and if the agenda of the meeting includes certain matters prescribed under the Companies Law and the regulations promulgated thereafter, among others, the appointment or removal of directors, the approval of transactions with office holders or interested or related parties, approval of the Company’s general manager to serve as the chairman of our board of directors or an approval of a merger, notice must be provided at least 35 days prior to the meeting.

Quorum Requirements

As permitted under the Companies Law and as stated in our Articles, the quorum required for our general meetings consists of  two or more shareholders, present in person or by proxy and holding shares conferring in the aggregate at least twenty five percent (25%) of the voting power of the Company. If within half an hour from the time appointed for the meeting a quorum is not present, then the meeting shall be canceled if it was convened upon requisition under Section 63 of the Companies Law, and in any other case, without any further notice the meeting shall be adjourned either (i) to the same day in the next week, at the same time and place, (ii) to such day and at such time and place as indicated in the notice to such meeting, or (iii) to such day and at such time and place as the Chairperson of the General Meeting shall determine (which may be earlier or later than the date pursuant to clause (i) above). If no quorum is present within half an hour of the time arranged, any number of shareholders participating in the meeting, shall constitute a quorum.

If a special general meeting was summoned following the request of a shareholder according to applicable law, and within half an hour a legal quorum shall not have been formed, the meeting shall be canceled.

Adoption of Resolutions

Except as required by the Companies Law or our Articles, a resolution of the shareholders shall be adopted if approved by a simple majority of the holders of the voting power represented at the general meeting in person or by proxy and voting thereon, as one class, disregarding abstentions from the count of the voting power present and voting. Without limiting the generality of the foregoing, (a) if the Companies Law requires a higher majority for any resolution with respect to a matter or action, the relevant resolution shall be adopted by such higher majority, and (b) if the Companies Law requires a simple majority for any resolution with respect to a matter or action, the relevant resolution shall be adopted by a simple majority, unless the Companies Law permits our Articles to require a higher majority for such resolution, in which case the relevant resolution shall be adopted by such higher majority as may be set forth in the Company’s amended and restated articles of association.

Our Articles provide that resolutions amending provisions of our Articles related to the staggered board of directors and the composition of our board of directors, as well as a resolution to dismiss a director, will require an affirmative vote of 70% of the voting power represented at a general meeting and voting thereon. Other than that, and unless otherwise required under the Companies Law, all resolutions of the Company’s shareholders require a simple majority vote. A shareholder may vote in a general meeting in person, by proxy, by a written ballot.

Changing Rights Attached to Shares

Unless otherwise provided by the terms of the shares and subject to any applicable law, any modification of rights attached to any class of shares must be adopted by the holders of a majority of the shares of that class present a general meeting of the affected class or by a written consent of all the shareholders of the affected class.

Our Articles provide that the increase in the authorized share capital, the creation of a new class of shares, an increase in the authorized share capital of a class of shares or the issuance of additional shares thereof, shall not be deemed to modify, derogate or cancel the rights attached to the previously issued shares of such class or of any other class.

Limitations on the Right to Own Securities in Our Company

There are no limitations on the right to own our securities in our Articles. In certain circumstances the IPO Warrants have restrictions upon the exercise of such warrants if such exercise would result in the holders thereof owning more than 4.99% or 9.99% of our Ordinary Shares upon such exercise, as further described below.

Provisions Restricting Change in Control of Our Company

Our Articles provide for a staggered board of directors, which mechanism may delay, defer or prevent a change of control of our board of directors. Other than that, there are no specific provisions of our Articles that would have an effect of delaying, deferring or preventing a change in control of the Company or that would operate only with respect to a merger, acquisition or corporate restructuring involving us. However, as described below, certain provisions of the Companies Law may have such effect.

Merger

The Companies Law includes provisions that allow a merger transaction and requires that each company that is a party to the merger have the transaction approved by its board of directors and, unless certain requirements described under the Companies Law are met, a vote of the majority of shareholders, and, in the case of the target company, also a majority vote of each class of its shares. For purposes of the shareholder vote of each party, unless a court rules otherwise, the merger will not be deemed approved if shares representing a majority of the voting power present at the shareholders meeting and which are not held by the other party to the merger (or by any person or group of persons acting in concert who holds 25% or more of the voting power or the right to appoint 25% or more of the directors of the other party) vote against the merger. If, however, the merger involves a merger with a company’s own controlling shareholder or if the controlling shareholder has a personal interest in the merger, then the merger is instead subject to the same special majority approval that governs all extraordinary transactions with controlling shareholders. Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that as a result of the merger the surviving company will be unable to satisfy the obligations of any of the parties to the merger, and may further give instructions to secure the rights of creditors. If the transaction would have been approved by the shareholders of a merging company but for the separate approval of each class or the exclusion of the votes of certain shareholders as provided above, a court may still approve the merger upon the petition of holders of at least 25% of the voting rights of a company. For such petition to be granted, the court must find that the merger is fair and reasonable, taking into account the value of the parties to the merger and the consideration offered to the shareholders. In addition, a merger may not be completed unless at least (1) 50 days have passed from the time that the requisite proposals for approval of the merger were filed with the Israeli Registrar of Companies by each merging company and (2) 30 days have passed since the merger was approved by the shareholders of each merging company.

The term “Special Majority” hereof will be defined as described in section 275(a)(3) of the Companies Law as:

●	at least a majority of the shares held by shareholders who are not controlling shareholders and do not have personal interest in the merger (excluding a personal interest that did not result from the shareholder’s relationship with the controlling shareholder) have voted in favor of the proposal (shares held by abstaining shareholders shall not be considered); or

●	the total number of shares voted against the merger, does not exceed 2% of the aggregate voting rights of the company.

Special Tender Offer

The Companies Law also provides that, subject to certain exceptions, an acquisition of shares in an Israeli public company must be made by means of a “special” tender offer if as a result of the acquisition (1) the purchaser would become a holder of 25% or more of the voting rights in the company, unless there is already another holder of at least 25% or more of the voting rights in the company or (2) the purchaser would become a holder of 45% or more of the voting rights in the company, unless there is already a holder of more than 45% of the voting rights in the company. These requirements do not apply if, in general, the acquisition (1) was made in a private placement that received shareholders’ approval, subject to certain conditions, (2) was from a holder of 25% or more of the voting rights in the company which resulted in the acquirer becoming a holder of 25% or more of the voting rights in the company, or (3) was from a holder of more than 45% of the voting rights in the company which resulted in the acquirer becoming a holder of more than 45% of the voting rights in the company. A “special” tender offer must be extended to all shareholders. In general, a “special” tender offer may be consummated only if (1) at least 5% of the voting power attached to the company’s outstanding shares will be acquired by the offeror and (2) the offer is accepted by a majority of the offerees who notified the company of their position in connection with such offer (excluding the offeror, controlling shareholders, holders of 25% or more of the voting rights in the company or anyone on their behalf, or any person having a personal interest in the acceptance of the tender offer). If a special tender offer is accepted, then the purchaser or any person or entity controlling it or under common control with the purchaser or such controlling person or entity may not make a subsequent tender offer for the purchase of shares of the target company and may not enter into a merger with the target company for a period of one year from the date of the offer, unless the purchaser or such person or entity undertook to effect such an offer or merger in the initial special tender offer.

However, under the Exemption Regulations, the aforesaid limitations regarding a special tender offer do not apply for an Israeli company whose shares are listed outside of Israel, provided that if the applicable law as applicable to companies incorporated in the country which the company is listed for trade, provide a restriction on the acquisition of control of any proportion of the company or that the acquisition of control of any proportion requires the purchaser to also offer a purchase offer to shareholders from among the public.

Full Tender Offer

If, as a result of an acquisition of shares, the acquirer will hold more than 90% of an Israeli company’s outstanding shares or of certain class of shares, the acquisition must be made by means of a tender offer for all of the outstanding shares, or for all of the outstanding shares of such class, as applicable. In general, if less than 5% of the outstanding shares, or of applicable class, are not tendered in the tender offer and more than half of the offerees who have no personal interest in the offer tendered their shares, all the shares that the acquirer offered to purchase will be transferred to it by operation of law. However, a tender offer will also be accepted if the shareholders who do not accept the offer hold less than 2% of the issued and outstanding share capital of the company or of the applicable class of shares. Any shareholders that was an offeree in such tender offer, whether such shareholder accepted the tender offer or not, may request, by petition to an Israeli court, (i) appraisal rights in connection with a full tender offer, and (ii) that the fair value should be paid as determined by the court, for a period of six months following the acceptance thereof. However, the acquirer is entitled to stipulate, under certain conditions, that tendering shareholders will forfeit such appraisal rights.

Lastly, Israeli tax law treats some acquisitions, such as stock-for-stock exchanges between an Israeli company and a foreign company, less favorably than U.S. tax laws. For example, Israeli tax law may, under certain circumstances, subject a shareholder who exchanges his Ordinary Shares for shares in another corporation to taxation prior to the sale of the shares received in such stock-for-stock swap.

Borrowing Powers

Pursuant to the Companies Law and our Articles, our board of directors may exercise all powers and take all actions that are not required under law or under our Articles to be exercised or taken by a certain organ of the Company, including the power to borrow money for company purposes.

Changes in Our Capital

The general meeting may, by a simple majority vote of the shareholders attending the general meeting:

●	increase our authorized share capital by the creation of new shares from the existing class or a new class, as determined by the general meeting;

●	cancel any authorized share capital which have not been taken or agreed to be taken by any person;

●	consolidate and divide all or any of our share capital into shares of larger nominal value than our existing shares;

●	subdivide our existing shares or any of them, our share capital or any of it, into shares of smaller nominal value than is fixed; and

●	reduce our share capital and any fund reserved for capital redemption in any manner, and with and subject to any incident authorized, and consent required, by the Companies Law.

Exclusive Forum

Our Articles provide that unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, or the Securities Act and that any person or entity purchasing or otherwise acquiring any interest in any security of the Company, shall be deemed to have notice of and consented to this exclusive forum provision.

Staggered Board

Our Articles provide for a split of the board of directors into three classes with staggered three-year terms. At each annual general meeting of our shareholders, the election or re-election of directors following the expiration of the term of office of the directors of that class of directors will be for a term of office that expires on the third annual general meeting following such election or re-election, such that each year the term of office of only one class of directors will expire. The director whom is to be retired and re-elected shall be the director that served the longest period since its appointment or last re-election or, if more than one director served the longest time, or if a director who is not to be re-elected agrees to be re-elected, the meeting of the board of directors which sets the date and agenda for the annual general meeting (acting by a simple majority) will decide which of such directors will be brought for re-election at the relevant general meeting.

Warrants

We may issue warrants independently or together with any other securities offered by any prospectus supplement and the warrants may be attached to or separate from those securities. We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement or other evidence. Any series of warrants may be issued under a separate warrant agreement, which may be entered into between us and a warrant agent specified in an applicable prospectus supplement relating to a particular series of warrants. Any such warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust with any of the holders of the warrants. We may also choose to act as our own warrant agent. We will set forth further terms of the warrants and any applicable warrant agreements in the applicable prospectus supplement relating to the issuance of any warrants, including, where applicable, the following:

●	the title of the warrants;

●	the aggregate number of the warrants;

●	exchange distributions and/or secondary distributions;

●	the number of securities purchasable upon exercise of the warrants;

●	the designation and terms of the securities, if any, with which the warrants are issued, and the number of the warrants issued with each such offered security;

●	the date, if any, on and after which the warrants and the related securities will be separately transferable;

●	the price at which, and form of consideration for which, each security purchasable upon exercise of the warrants may be purchased;

●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	the manner in which the warrants may be exercised, which may include by cashless exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of Ordinary Shares issuable upon exercise of the warrants;

●	information with respect to book-entry procedures, if any;

●	if applicable, a discussion of the material Israeli and U.S. income tax considerations applicable to the issuance or exercise of such warrants;

●	the anti-dilution and adjustment of share capital provisions of the warrants, if any;

●	the minimum or maximum amount of the warrants which may be exercised at any one time;

●	any circumstances that will cause the warrants to be deemed to be automatically exercised; and

●	any other material terms of the warrants.

Units

We may issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. As specified in the applicable prospectus supplement, we may issue units consisting of our Ordinary Shares, warrants or any combination of such securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date. The applicable prospectus supplement will describe:

●	the terms of the units and of the Ordinary Shares and/or warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

●	a description of the terms of any unit agreement governing the units or any arrangement with an agent that may act on our behalf in connection with the unit offering;

●	a description of the provisions for the payment, settlement, transfer or exchange of the units; and

●	any material provisions of the governing unit agreement that differ from those described above.

The description in the applicable prospectus supplement of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement, which will be filed with the SEC if we offer units. For more information on how you can obtain copies of the applicable unit agreement if we offer units, see “Where You Can Find Additional Information.”

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following methods from time to time:

●	a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

●	exchange distributions and/or secondary distributions;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	to one or more underwriters for resale to the public or to investors;

●	through agents;

●	in an “at the market offering,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

●	directly to a purchaser pursuant to what is known as an “equity line of credit” as described below;

●	transactions not involving market makers or established trading markets, including direct sales or privately negotiated transactions; or

●	through a combination of these methods of sale.

The securities that we distribute by any of these methods may be sold, in one or more transactions, at:

●	a fixed price or prices, which may be changed;

●	market prices prevailing at the time of sale;

●	prices related to prevailing market prices; or

●	negotiated prices.

We will set forth in a prospectus supplement the terms of the offering of securities, including:

●	the name or names of any agents, dealers or underwriters;

●	the purchase price of the securities being offered and the proceeds we will receive from the sale;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	the public offering price;

●	any discounts or concessions allowed or re-allowed or paid to dealers; and

●	any securities exchanges or markets on which such securities may be listed.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may also sell securities directly to one or more purchasers without using underwriters or agents.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us in the ordinary course of their businesses.

In connection with an offering, an underwriter may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering.

Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the securities, the underwriters may bid for or purchase securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The impositions of a penalty bid may also affect the price of the securities to the extent that it discourages resale of the securities. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on Nasdaq or otherwise and, if commenced, may be discontinued at any time.

EXPENSES

We are paying all of the expenses of the registration of our securities under the Securities Act, including, to the extent applicable, registration and filing fees, printing fees and expenses and the legal fees of our counsel. We estimate these expenses to be approximately $20,510 which at the present time include the following categories of expenses:

SEC registration fee	$3,010.40
Printer fees and expenses	$1,500
Legal fees and expenses	$16,000
Total	$20,510

In addition, we anticipate incurring additional expenses in the future in connection with the offering of our securities pursuant to this prospectus. Any such additional expenses will be disclosed in a prospectus supplement.

LEGAL MATTERS

Certain legal matters concerning this offering will be passed upon for us by Sullivan & Worcester LLP, New York, New York. Certain legal matters with respect to the legality of the issuance of the securities offered by this prospectus and other legal matters concerning this offering relating to Israeli law will be passed upon for us by Sullivan & Worcester Tel Aviv (Har-Even & Co.), Tel Aviv, Israel.

EXPERTS

The financial statements of Maris-Tech Ltd. as of December 31, 2024 and 2023 and for each of the two years in the period ended December 31, 2024 appearing in Maris-Tech Ltd.’s Annual Report (Form 20-F) for the year ended December 31, 2024, have been audited by Kost Forer Gabbay & Kasierer, a member of EY Global, independent registered public accounting firm, as set forth in their report thereon, incorporated by reference therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing..

The financial statements for the year ended December 31, 2022 incorporated into this prospectus by reference to the Company’s Annual Report on Form 20-F for the year ended December 31, 2024 have been so incorporated in reliance on the report of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers and the Israeli experts named in the registration statement of which this prospectus forms a part, a substantial majority of whom reside outside of the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and a substantial of our directors and officers are located outside of the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

We have irrevocably appointed Puglisi & Associates as our agent to receive service of process in any action against us in any U.S. federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering. The address of our agent is 850 Library Avenue Newark, Delaware 19711.

We have been informed by our legal counsel in Israel, Sullivan & Worcester Tel Aviv (Har-Even & Co.), that it may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws because Israel is not the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law.

Subject to specified time limitations and legal procedures, Israeli courts may enforce a U.S. judgment in a civil matter which, subject to certain exceptions, is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that among other things:

●	the judgment is obtained after due process before a court of competent jurisdiction, according to the laws of the state in which the judgment is given;

●	the judgment is final and is not subject to any right of appeal;

●	the prevailing law of the foreign state in which the judgment was rendered allows for the enforcement of judgments of Israeli courts. However, the court may enforce a foreign judgment, even without reciprocity, based on the request of the attorney general under certain circumstances;

●	the liabilities under the judgment are enforceable according to the laws of the State of Israel and the judgment and the enforcement of the civil liabilities set forth in the judgment is not contrary to the law or public policy in Israel;

●	the judgment was not obtained by fraud, there was reasonable opportunity for the defendant to present its case, the judgment was given by an authorized court to issue it under applicable international private law rules in Israel, and the judgment does not conflict with any other valid judgments in the same matter between the same parties;

●	an action between the same parties in the same matter is not pending in any Israeli court at the time the lawsuit is instituted in the foreign court;

●	the judgment is enforceable and according to the law of the foreign state in which it was granted.

●	enforcement may be denied if it could harm the sovereignty or security of the State of Israel

If a foreign judgment is declared enforceable by an Israeli court, it generally will be payable in Israeli currency. The conversion to Israeli currency will be based on the latest official exchange rate published by the Bank of Israel before the payment date. However, the obligated party will fulfil its duty by the judgment even if it chooses to make the payment in the same foreign currency, subject to the laws governing the foreign currency, applicable at that time.

Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. The documents we are incorporating by reference as of their respective dates of filing are:

●	Our Annual Report on Form 20-F for the year ended December 31, 2024, filed with the SEC on March 28, 2025;

●	Our Reports of Foreign Private Issuer on Form 6-K filed on March 31, 2025 (with respect to the first paragraph and the sections titled “Financial Highlights”, “Year Ended 2024 Highlights”, “Backlog and Outlook”, and “Forward-Looking Statement disclaimer” in the press release attached as exhibit 99.1 to the Report of Foreign Private Issuer on Form 6-K); March 31, 2025, April 1, 2025 (with respect to the first two paragraphs and the section titled “Forward-Looking Statement disclaimer” in the press release attached as exhibit 99.1 to the Report of Foreign Private Issuer on Form 6-K), April 7, 2025, April 8, 2025 (with respect to first three paragraphs and the section titled “Forward-Looking Statement disclaimer” in the press release attached as exhibit 99.1 to the Report of Foreign Private Issuer on Form 6-K), April 25, 2025 (with respect to the first three paragraphs and the section titled “Forward-Looking Statement disclaimer” in the press release attached as exhibit 99.1 to the Report of Foreign Private Issuer on Form 6-K), May 2, 2025 (with respect to first three paragraphs and the section titled “Forward-Looking Statement disclaimer” in the press release attached as exhibit 99.1 to the Report of Foreign Private Issuer on Form 6-K), June 20, 2025 (with respect to first three paragraphs and the section titled “Forward-Looking Statement disclaimer” in the press release attached as exhibit 99.1 to the Report of Foreign Private Issuer on Form 6-K), June 26, 2025 (with respect to the first two paragraphs and the section titled “Forward-Looking Statement disclaimer” in the press release attached as exhibit 99.1 to the Report of Foreign Private Issuer on Form 6-K), July 1, 2025 (with respect to the first two paragraphs and the section titled “Forward-Looking Statement disclaimer” in the press release attached as exhibit 99.1 to the Report of Foreign Private Issuer on Form 6-K), July 10, 2025, July 17, 2025 (with respect to the first three paragraphs and the section titled “Forward-Looking Statement disclaimer” in the press release attached as exhibit 99.1 to the Report of Foreign Private Issuer on Form 6-K), July 28, 2025 (with respect to the first three paragraphs and the section titled “Forward-Looking Statement disclaimer” in the press release attached as exhibit 99.1 to the Report of Foreign Private Issuer on Form 6-K), September 26, 2025, September 26, 2025 (with respect to the first four paragraphs and the section titled “Forward-Looking Statement Disclaimer” in the press release attached as exhibit 99.1 to the Report of Foreign Private Issuer on Form 6-K), October 9, 2025 (with respect to the first two paragraphs and the section titled “Forward-Looking Statement Disclaimer” in the press release attached as exhibit 99.1 to the Report of Foreign Private Issuer on Form 6-K), October 27, 2025 (with respect to the first two paragraphs and the section titled “Forward-Looking Statement Disclaimer” in the press release attached as exhibit 99.1 to the Report of Foreign Private Issuer on Form 6-K), November 5, 2025 (with respect to the first two paragraphs and the section titled “Forward-Looking Statement Disclaimer” in the press release attached as exhibit 99.1 to the Report of Foreign Private Issuer on Form 6-K), November 10, 2025 (with respect to the first five paragraphs and the sections titled “Key Highlights of the Collaboration” and “Forward-Looking Statement Disclaimer” in the press release attached as exhibit 99.1 to the Report of Foreign Private Issuer on Form 6-K), November 14, 2025 (with respect to the first four paragraphs and the section titled “Forward-Looking Statement Disclaimer” in the press release attached as exhibit 99.1 to the Report of Foreign Private Issuer on Form 6-K), November 17, 2025 (with respect to the first four paragraphs and the section titled “Forward-Looking Statement Disclaimer” in the press release attached as exhibit 99.1 to the Report of Foreign Private Issuer on Form 6-K), November 28, 2025, December 23, 2025, January 26, 2026 (with respect to the first, second, fourth and sixth paragraphs and the section titled “Forward-Looking Statement Disclaimer” in the press release attached as exhibit 99.1 to the Report of Foreign Private Issuer on Form 6-K), January 26, 2026, January 27, 2026 (with respect to the first two paragraphs and the section titled “Forward-Looking Statement Disclaimer” in the press release attached as exhibit 99.1 to the Report of Foreign Private Issuer on Form 6-K), February 3, 2026 (with respect to the first two paragraphs and the section titled “Forward-Looking Statement Disclaimer” in the press release attached as exhibit 99.1 to the Report of Foreign Private Issuer on Form 6-K), February 3, 2026, February 12, 2026 (with respect to the first three paragraphs and the section titled “Forward-Looking Statement Disclaimer” in the press release attached as exhibit 99.1 to the Report of Foreign Private Issuer on Form 6-K), February 19, 2026 (with respect to the first three paragraphs and the section titled “Forward-Looking Statement Disclaimer” in the press release attached as exhibit 99.1 to the Report of Foreign Private Issuer on Form 6-K), March 6, 2026 and March 11, 2026 (with respect to the first five and the seventh paragraphs and the section titled “Forward-Looking Statement Disclaimer” in the press release attached as exhibit 99.1 to the Report of Foreign Private Issuer on Form 6-K); and

●	the description of our securities contained in our Form 8-A (File No. 001-41260), filed with the SEC on February 1, 2022.

All subsequent Annual Reports on Form 20-F filed by us pursuant to the Exchange Act prior to the termination of the offering shall be deemed to be incorporated by reference to this prospectus and to be a part hereof from the date of filing of such documents. We may also incorporate part or all of any Report of Foreign Private Issuer on Form 6-K subsequently submitted by us to the SEC prior to the termination of the offering by identifying in such Forms 6-K that they, or certain parts of their contents, are being incorporated by reference herein, and any Reports of Foreign Private Issuer on Form 6-K so identified shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of submission of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede the information contained in this prospectus.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to us at: 2 Yitzhak Modai Street, Rehovot, 7608804, Israel, Attention: Chief Financial Officer.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are an Israeli company and are a “foreign private issuer” as defined in Rule 3b-4 under the Exchange Act. We are subject to the informational requirements of the Exchange Act applicable to foreign private issuers. As a foreign private issuer, prior to March 18, 2026, our officers and directors were exempt from the reporting requirements of Section 16 of the Exchange Act, and our principal shareholders continue to be exempt from such provisions. Further, our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we file with the SEC, within 120 days after the end of each fiscal year, or such applicable time as required by the SEC, an Annual Report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and submit to the SEC, on a Report of Foreign Private Issuer on Form 6-K, unaudited interim financial information.

We maintain a corporate website at http://www.maris-tech.com. We will post on our website any materials required to be so posted on such website under applicable corporate or securities laws and regulations, including any notices of general meetings of our shareholders.

The SEC also maintains a web site that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. Information contained on, or that can be accessed through, our website and other websites listed in this prospectus do not constitute a part of this prospectus. We have included these website addresses in this prospectus solely as inactive textual references.

This prospectus is part of a registration statement on Form F-3 filed by us with the SEC under the Securities Act. As permitted by the rules and regulations of the SEC, this prospectus does not contain all the information set forth in the registration statement and the exhibits thereto filed with the SEC. For further information with respect to us and the securities offered hereby, you should refer to the complete registration statement on Form F-3, which may be obtained from the locations described above. Statements contained in this prospectus or in any prospectus supplement about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual document.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

Indemnification

The Israeli Companies Law 5759-1999, or the Companies Law, and the Israeli Securities Law, 5728-1968, or the Securities Law, provide that a company may indemnify an office holder against the following liabilities and expenses incurred for acts performed by him or her as an office holder, either pursuant to an undertaking made in advance of an event or following an event, provided its articles of association include a provision authorizing such indemnification:

●	a financial liability imposed on him or her in favor of another person by any judgment concerning an act performed in his or her capacity as an office holder, including a settlement or arbitrator’s award approved by a court;

●	reasonable litigation expenses, including attorneys’ fees, expended by the office holder (a) as a result of an investigation or proceeding instituted against him or her by an authority authorized to conduct such investigation or proceeding, provided that (1) no indictment (as defined in the Companies Law) was filed against such office holder as a result of such investigation or proceeding; and (2) no financial liability as a substitute for the criminal proceeding (as defined in the Companies Law) was imposed upon him or her as a result of such investigation or proceeding, or, if such financial liability was imposed, it was imposed with respect to an offense that does not require proof of criminal intent; or (b) in connection with a monetary sanction;

●	reasonable litigation expenses, including attorneys’ fees, expended by the office holder or imposed on him or her by a court: (1) in proceedings that the company institutes, or that another person institutes on the company’s behalf, against him or her; (2) in a criminal proceeding of which he or she was acquitted; or (3) as a result of a conviction for a crime that does not require proof of criminal intent.

●	expenses incurred by an office holder in connection with an Administrative Procedure under the Securities Law, including reasonable litigation expenses and reasonable attorneys’ fees. An “Administrative Procedure” is defined as a procedure pursuant to chapters H3 (Monetary Sanction by the Israeli Securities Authority), H4 (Administrative Enforcement Procedures of the Administrative Enforcement Committee) or I1 (Arrangement to prevent the Initiation of Procedures or to Conclude Proceedings, subject to conditions) to the Securities Law.

The Companies Law also permits a company to undertake in advance to indemnify an office holder, provided that if such indemnification relates to financial liability imposed on him or her, as described above, then the undertaking should be limited and shall detail the following foreseen events and amount or criterion:

●	to events that in the opinion of the board of directors can be foreseen based on the company’s activities at the time that the undertaking to indemnify is made; and

●	in amount or criterion determined by the board of directors, at the time of the giving of such undertaking to indemnify, to be reasonable under the circumstances.

We entered into our standard form of indemnification agreement, the form of which is filed as an exhibit to this registration statement, with each of our directors and members of our senior management. Each such indemnification agreement provides the indemnified person with indemnification to the maximum extent permitted under applicable law and up to a certain amount, and to the extent that these liabilities are not covered by directors and officers insurance.

Exemption

Under the Companies Law, an Israeli company may not exempt an office holder from liability for a breach of his or her duty of loyalty, but may exempt in advance an office holder from his or her liability to the company, in whole or in part, for damages caused to the company as a result of a breach of his or her duty of care (other than in relation to distributions), but only if a provision authorizing such exemption is included in its articles of association. Our Articles and our indemnification agreement provide that we may exempt, in whole or in part, any office holder from liability to us for damages caused to the company as a result of a breach of his or her duty of care. Subject to the aforesaid limitations, and to other limitations detailed in the indemnification agreements, we exempt and release our office holders from any and all liability to us related to any breach by them of their duty of care to us to the fullest extent permitted by law, while acting in good faith and having reasonable cause to assume that such act or omission would not prejudice the interests of the Company, provided that the indemnitee shall not be exempt with respect to any action or omission as to which, under applicable law, the Company is not entitled to exempt the indemnitee.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 8 hereof, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Limitations

The Companies Law provides that we may not exempt or indemnify an office holder nor enter into an insurance contract that would provide coverage for any liability incurred as a result of any of the following: (1) a breach by the office holder of his or her duty of loyalty unless (in the case of indemnity or insurance only, but not exemption) the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice us; (2) a breach by the office holder of his or her duty of care if the breach was carried out intentionally or recklessly (as opposed to merely negligently); (3) any act or omission committed with the intent to derive an illegal personal benefit; or (4) any fine, monetary sanction, penalty or forfeit levied against the office holder.

Under the Companies Law, exemption, indemnification and insurance of office holders in a public company must be approved by the compensation committee and the board of directors and, with respect to certain office holders or under certain circumstances, also by the shareholders. However, under regulations promulgated under the Companies Law, the insurance of office holders shall not require shareholder approval and may be approved by only the compensation committee, if the engagement terms are determined in accordance with the company’s compensation policy that was approved by the shareholders by the same special majority required to approve a compensation policy, provided that the insurance policy is on market terms and the insurance policy is not likely to materially impact the company’s profitability, assets or obligations. In addition, under regulations promulgated under the Companies Law, the insurance of office holders of a company in which there is a controlling shareholder who is also an office holder, a board approval is also required, subject to meeting the aforesaid conditions.

Our Articles permit us to exempt (subject to the aforesaid limitation), indemnify and insure our office holders to the fullest extent permitted or to be permitted by the Companies Law.

Item 9. Exhibits

Exhibit Number	Exhibit Description
1.1**	Form of Underwriting Agreement.
3.1	Amended and Restated Articles of Association of Maris-Tech Ltd. (filed as Exhibit 99.1 to Form 6-K (File No. 001-41260) filed on April 1, 2022 and incorporated herein by reference).
4.1	Form of Warrant (filed as Exhibit 4.1 to Form F-1 (File No. 333-260670) filed on November 22, 2021 and incorporated herein by reference).
4.2	Form of Private Placement Warrant (filed as Exhibit 4.1 to Form F-1 (File No. 333-260670) filed on November 22, 2021 and incorporated herein by reference).
4.3	Form of Representative’s Warrant (filed as Exhibit 4.2 to Form F-1 (File No. 333-260670) filed on November 1, 2021 and incorporated herein by reference).
4.4	Form of Convertible Promissory Note, dated as of November 25, 2025 (filed as Exhibit 4.1 to Form 6-K (File No. 001-41260) filed on November 28, 2025 and incorporated herein by reference).
4.5	Form of Convertible Promissory Note, dated as of November 25, 2025 (filed as Exhibit 4.2 to Form 6-K (File No. 001-41260) filed on November 28, 2025 and incorporated herein by reference).
4.6	Form of Amendment No. 1 to Convertible Promissory Note, dated as of January 26, 2026, by and between Maris-Tech Ltd. and the holder party thereto (filed as Exhibit 4.1 to Form 6-K (File No. 001-41260) filed on January 26, 2026 and incorporated herein by reference).
4.7	Form of Pre-Funded Warrant (filed as Exhibit 4.2 to Form 6-K (File No. 001-41260) filed on January 26, 2026 and incorporated herein by reference).
4.8	Form of Pre-Funded Warrant (filed as Exhibit 4.1 Form 6-K (File No. 001-41260) filed on March 6, 2026 and incorporated herein by reference).
4.9**	Form of Warrant.
4.10**	Form of Warrant Agent Agreement.
4.11**	Form of Unit Agreement.
5.1*	Opinion of Sullivan & Worcester Tel Aviv (Har-Even & Co.), Israeli counsel to Maris-Tech Ltd.
5.2**	Opinion of Sullivan & Worcester LLP, U.S. counsel to Maris-Tech Ltd.
10.1+	Form of Indemnification Agreement (filed as Exhibit 4.1 to Form 20-F (File No. 001-41260) filed on March 6, 2023 and incorporated herein by reference).
10.2	Form of Warrant Agent Agreement (filed as Exhibit 4.6 to Form F-1 (File No. 333-260670) filed on January 11, 2022 and incorporated herein by reference).
10.3	Maris-Tech Ltd. 2021 Share Option Plan (filed as Exhibit 99.1 to Form S-8 (File No. 333-262910) filed on February 22, 2022 and incorporated herein by reference).
10.4	First Amendment to Maris-Tech Ltd. 2021 Share Option Plan (filed as Exhibit 10.1 to Form 6-K (File No. 001-41260) filed on August 17, 2023 and incorporated herein by reference).
10.5	Loan Facility Agreement, dated May 9, 2021, by and between Maris-Tech Ltd., Israel Bar and Joseph Gottlieb (filed as Exhibit 10.6 to Form F-1 (File No. 333-260670) filed on November 15, 2021 and incorporated herein by reference).
10.6	Amendment No. 1 to Loan Facility Agreement, dated June 30, 2021, by and between Maris-Tech Ltd., Israel Bar and Joseph Gottlieb (filed as Exhibit 10.4 to Registration Statement on Form F-3 (File No. 333-270330) filed on March 7, 2023 and incorporated herein by reference).
10.7	Amendment No. 2 to Loan Facility Agreement, dated March 2, 2023, by and between Maris-Tech Ltd., Israel Bar and Joseph Gottlieb (filed as Exhibit 10.1 to Form 6-K (File No. 001-41260) filed on March 6, 2023 and incorporated herein by reference).
10.8	Agreement for the Provision of Consulting and Advisory Services, dated April 21, 2021, by and between Maris-Tech Ltd., Alla Felder Ltd. and A. Klainer Finances Ltd. (English Translation) (filed as Exhibit 10.7 to Form F-1 (File No. 333-260670) filed on November 15, 2021 and incorporated herein by reference).
10.9	Amendment to Agreement for the Provision of Consulting and Advisory Services, dated September 17, 2021, by and between Maris-Tech Ltd., Alla Felder Ltd. and A. Klainer Finances Ltd. (filed as Exhibit 10.8 to Form F-1 (File No. 333-260670) filed on November 1, 2021 and incorporated herein by reference).

10.10	Amendment to Agreement for the Provision of Consulting and Advisory Services, dated November 1, 2021, by and between Maris-Tech Ltd., Alla Felder Ltd. and A. Klainer Finances Ltd. (filed as Exhibit 10.9 to Form F-1 (File No. 333-260670) filed on November 1, 2021 and incorporated herein by reference).
10.11	Amended and Restated Option Agreement, entered into as of November 11, 2021, by and among Afik & Co., Doron Afik and Maris-Tech Ltd. (filed as Exhibit 10.11 to Form F-1 (File No. 333-260670) filed on November 15, 2021 and incorporated herein by reference).
10.12^	Services Agreement by and between Maris-Tech Ltd. and Goldtech Technologies Ltd. (English Translation) (filed as Exhibit 10.14 to Form F-1 (File No. 333-260670) filed on November 15, 2021 and incorporated herein by reference).
10.13	Form of Note Purchase Agreement, dated as of November 25, 2025, by and between Maris-Tech Ltd. and the investor party thereto (filed as Exhibit 10.1 to Form 6-K (File No. 001-41260) filed on November 28, 2025 and incorporated herein by reference).
10.14	Form of Amendment No. 1 to Note Purchase Agreement, dated as of January 26, 2026, by and between Maris-Tech Ltd. and the investor party thereto (filed as Exhibit 10.1 to Form 6-K (File No. 001-41260) filed on January 26, 2026 and incorporated herein by reference).
10.15	Form of Securities Purchase Agreement, dated as of March 6, 2026, by and between Maris-Tech Ltd. and the investor party thereto (filed as Exhibit 10.1 Form 6-K (File No. 001-41260) filed on March 6, 2026 and incorporated herein by reference).
23.1*	Consent of Kost Forer Gabbay & Kasierer, independent registered public accounting firm and a member firm of EY Global.
23.2*	Consent of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm.
23.3*	Consent of Sullivan & Worcester Tel Aviv (Har-Even & Co.) (included in Exhibit 5.1).
23.4**	Consent of Sullivan & Worcester (included in Exhibit 5.2).
24.1*	Power of Attorney (included on signature page of the Registration Statement).
107*	Calculation of Filing Fee Tables.

*	Filed herewith.

**	To be filed, if applicable, by post-effective amendment or incorporated by reference in connection with the offering of securities, as appropriate.

+	Management contract or compensatory plan or arrangement.

^	Certain identified information in this exhibit has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it (i) is not material and (ii) is the type that the Company treats as private or confidential.

#	Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

Item 10. Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the Registration Statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(5)	That, for the purpose of determining liability under the Securities Act to any purchaser:

i.	If the registrant is relying on Rule 430B:

A.	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

B.	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness of the date of the first contract or sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date and underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date; or

ii.	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a Registration Statement relating to an offering, other than Registration Statements relying on Rule 430B or other prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)	The undersigned Registrant hereby undertakes that:

(1)	for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(2)	for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement on Form F-3 on to be signed on its behalf by the undersigned, thereunto duly authorized, in Rehovot, Israel on March 13, 2026.

MARIS-TECH LTD.

By:	/s/ Israel Bar
Israel Bar
Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned directors and/or officers of Maris-Tech Ltd., hereby severally constitute and appoint Israel Bar and Nir Bussy with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the registration statement on Form F-3 filed herewith, and any and all pre-effective and post-effective amendments to said registration statement, and any registration statement filed pursuant to Rule 462(b) under the Securities Act, as amended, in connection with the said registration under the Securities Act, as amended, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, shall do or cause to be done by virtue of this Power of Attorney.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form F-3 has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Israel Bar	Chief Executive Officer, Director	March 13, 2026
Israel Bar	(Principal Executive Officer)

/s/ Nir Bussy	Chief Financial Officer	March 13, 2026
Nir Bussy	(Principal Financial and Accounting Officer)

/s/ Amitay Weiss	Chairman of the Board of Directors, Director	March 13, 2026
Amitay Weiss

/s/ Isabela Marshak	Director	March 13, 2026
Isabela Marshak

/s/ Naama Falach Avrahamy	Director	March 13, 2026
Naama Falach Avrahamy

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, Puglisi & Associates, the duly authorized representative in the United States of Maris-Tech Ltd., has signed this Registration Statement on Form F-3 on March 13, 2026.

/s/ Puglisi & Associates
Puglisi & Associates